Exhibit 99.1

FALCON MINERALS CORPORATION REPORTS FIRST QUARTER FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

NEW YORK, NY – May 5, 2021 – Falcon Minerals Corporation (“Falcon,” or the “Company,” “we,” “our,”) (NASDAQ: FLMN, FLMNW), a leading oil and gas minerals company, today announces financial and operating results for the first quarter 2021 and declares its first quarter 2021 dividend.

Highlights

●	Net production of 4,116 barrels of oil equivalent per day (“boe/d”) for the first quarter 2021
●	60 gross, 1.23 net wells were turned in line during the first quarter 2021
●	Averaged 5 rigs running on Falcon’s Eagle Ford position during the first quarter 2021
●	203 gross line-of-sight wells (2.04 net wells) permitted and in active development as of April 19, 2021
●	Line-of-sight inclusive of 109 gross and 0.94 net wells that are DUCs or waiting to be connected
●	First quarter 2021 net income of $0.5 million(1)
●	Adjusted EBITDA of $9.5 million for the first quarter 2021(2)
●	First quarter 2021 Pro-forma Free Cash Flow of $0.103 per share(2)
●	First quarter 2021 dividend declared of $0.10 per share; dividend represents a 33% increase from fourth quarter 2020
●	Dividend represents a payout ratio of 97% of Pro-forma Free Cash Flow in the first quarter 2021
●	Dividend will be paid on June 8, 2021 to all shareholders of record on May 25, 2021

(1)	Net income shown above includes amounts attributable to non-controlling interests.
(2)	Please refer to the disclosure on pages 7-8 for a reconciliation of the identified non-GAAP measures to net income, the most comparable financial measure prepared in accordance with GAAP.

Daniel Herz, President and Chief Executive Officer of Falcon Minerals commented, “We are very satisfied with the first quarter performance where Free Cash Flow per share grew 28% over the fourth quarter 2020, despite the impacts of Winter Storm Uri.” Mr. Herz continued, “Looking ahead, we expect the second quarter of 2021 to benefit from a full quarter of production from our high NRI locations, and substantial additional wells. These high NRI locations, which have already been turned in line late in the first quarter, will drive meaningful production growth and we continue to see Free Cash Flow approximately doubling from fourth quarter 2020 levels in the second quarter 2021. Based on the current commodity price environment and the uplift in production, we are expecting $0.15 of Free Cash Flow per share, or $0.60 annualized, during the second quarter.” Mr. Herz continued by saying, “Given the performance in the first quarter, the growth in the second quarter, and the robust line-of-sight wells that exist at Falcon, we continue to be excited about Falcon’s ability to generate, and hand back, substantial Free Cash Flow in the near, medium, and long term.”

Financial Update

Falcon realized prices of $56.69 per barrel (“bbl”) for crude oil, $3.24 per thousand cubic feet (“mcf”) for natural gas and $23.70/bbl for natural gas liquids (“NGL”) during the first quarter 2021.

Falcon reported net income of $0.5 million, or $0.03 of net loss per Class A common share, for the first quarter 2021, which includes amounts attributable to non-controlling interests. Falcon generated royalty revenue of $14.2 million (approximately 72% oil) for the first quarter 2021. The Company reported Adjusted EBITDA (a non-GAAP measure defined and reconciled on pages 7-8) of $9.5 million for the first quarter 2021.

Total cash operating costs for the first quarter 2021 were $3.6 million. General and administrative expense for the first quarter 2021, excluding non-cash stock-based compensation expense, was approximately $2.4 million.

As of March 31, 2021, the Company had $40.5 million of borrowings on its revolving credit facility, and $2.9 million of cash on hand, resulting in a net debt of approximately $37.6 million at the end of the quarter. Falcon’s net debt / LTM EBITDA ratio was 1.44x at March 31, 2021.(3)

(3)	Calculated by dividing the sum of total debt outstanding less cash on hand as of March 31, 2021 by Adjusted EBITDA for the trailing 12-month period. Please refer to the disclosure on pages 7-8 for the Reconciliation of net income to Non-GAAP Measures.

First Quarter 2021 Dividend

Falcon’s Board of Directors declared a dividend of $0.10 per Class A share for the first quarter 2021. During the first quarter 2021, the Company generated Pro-forma Free Cash Flow per share of $0.103(4) (as described and reconciled on page 7-8). The dividend for the first quarter 2021 will be paid on June 8, 2021 to all Class A shareholders of record on May 25, 2021. The first quarter 2021 dividend does not have any effect on the current $11.34 exercise price of the Company’s outstanding warrants.

The Company expects that greater than 50% of its 2021 dividends will not constitute taxable dividend income and instead will result in a non-taxable reduction to the tax basis of the shareholders’ common stock. The reduced tax basis will increase a shareholders’ capital gain (or decrease shareholders’ capital loss) when shareholders’ sell their common stock.

(4)	The pro-forma adjustments assume that the non-controlling interests are converted to Class A common shares, such that approximately 86.8 million Class A shares would be outstanding. The pro-forma Class A shares reflects the dilution from 0.6 million unvested restricted stock awards which receive dividend equivalent rights (“DER”) on a quarterly basis.

Operational Results

Falcon’s production averaged 4,116 boe/d during the first quarter 2021, of which approximately 49% was oil. Eagle Ford production was approximately 60% oil during the first quarter 2021. Falcon had 60 gross wells turned in line (1.23 net wells) with an average net royalty interest (“NRI”) of approximately 2.04% during the first quarter 2021.

Falcon currently has 2,132 gross producing Eagle Ford wells, and the Company’s average NRI for all producing wells is approximately 1.27%.

As of April 19, 2021, the Company had 203 line-of-sight wells (2.04 net wells) with an average NRI of 1.01% in various stages of development on Falcon’s Eagle Ford minerals position. These wells are comprised of the following:

Line-of-Sight Wells (As of April 19, 2021)

Stage of Activity	Gross Wells	Net Wells	NRI %
Permitted	94	1.10	1.17%
Waiting on completion	71	0.68	0.96%
Waiting on connection	38	0.26	0.69%
Total line-of-sight	203	2.04	1.01%

Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss first quarter 2021 results on Thursday, May 6, 2021 at 9:00 am ET. Participants for the conference call should dial (888) 567-1602 (International: (862) 298-0702). A replay of the Falcon earnings call will be available starting at 2:00 pm ET on May 6, 2021. Investors and interested parties can listen to the replay on www.falconminerals.com in the Events page of the Investor Relations section or call (888) 539-4649 (International: (754) 333-7735). At the system prompt, dial your replay code (155506#); playback will automatically begin.

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted mineral rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt, and Gonzales Counties in Texas. The Company also owns approximately 80,000 gross unit acres in the Marcellus Shale across Pennsylvania, Ohio, and West Virginia. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers not to place any undue reliance on these forward-looking statements as forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, the tax treatment of dividends paid, Falcon’s plans, initiatives, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; the COVID-19 pandemic and its impact on Falcon and on the oil and gas industry as a whole; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; Falcon’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s most recent annual report on Form 10-K as well as any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

FALCON MINERALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Oil and gas sales	$14,216	$13,600
Gain (loss) on hedging activities	(1,712)	-
Total revenue	12,504	13,600
Expenses:
Production and ad valorem taxes	810	854
Marketing and transportation	391	397
Amortization of royalty interests in oil & gas properties	3,187	3,674
General, administrative and other	3,436	3,073
Total expenses	7,824	7,998
Operating income	4,680	5,602

Other income (expense):
Change in fair value of warrant liability	(3,202)	5,678
Other income	13	31
Interest expense	(487)	(680)
Total other income (expense)	(3,676)	5,029
Income before income taxes	1,004	10,631
Provision for income taxes	459	444
Net income	545	10,187
Net income attributable to non-controlling interests	(1,952)	(2,304)
Net income (loss) attributable to shareholders	$(1,407)	$7,883

Class A common shares - basic	$(0.03)	$0.17
Class A common shares - diluted	$(0.03)	$0.11

FALCON MINERALS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
ASSETS	2021	2020
Current assets:
Cash and cash equivalents	$2,927	$2,724
Accounts receivable	8,249	5,419
Prepaid expenses	742	766
Total current assets	11,918	8,909

Royalty interests in oil & gas properties, net of accumulated amortization	204,318	207,505
Property and equipment, net of accumulated depreciation	400	427
Deferred tax asset, net	55,314	55,773
Other assets	2,719	3,015
Total assets	$274,669	$275,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,236	$1,540
Other current liabilities	2,077	1,557
Total current liabilities	3,313	3,097
Credit facility	40,500	39,800
Warrant liability	6,706	3,503
Other non-current liabilities	740	828
Total liabilities	51,259	47,228

Shareholders’ equity:
Class A common stock	5	5
Class C common stock	4	4
Additional paid in capital	121,975	121,053
Non-controlling interests	87,589	88,637
Retained earnings	13,837	18,702
Total shareholders’ equity	223,410	228,401
Total liabilities and shareholders’ equity	$274,669	$275,629

Non-GAAP Financial Measures

Adjusted EBITDA and Pro-forma Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies. We believe Adjusted EBITDA and Pro-forma Free Cash Flow are useful because they allow us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA and Pro-forma Free Cash Flow to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA as net income before interest expense, net, depletion expense, provision for income taxes, change in fair value of warrant liability, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation. We define Pro-forma Free Cash Flow as net income before depletion and depreciation expense, provision for income taxes, change in fair value of warrant liability, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation less cash income taxes. Adjusted EBITDA and Pro-forma Free Cash Flow are not measures of net income as determined by GAAP. We exclude the items listed above from net income in calculating Adjusted EBITDA and Pro-forma Free Cash Flow because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA and Pro-forma Free Cash Flow are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Pro-forma Free Cash Flow.

Adjusted EBITDA and Pro-forma Free Cash Flow should not be considered an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA and Pro-forma Free Cash Flow may not be comparable to other similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDA and Pro-forma Free Cash Flow (in thousands, except per share amounts):

		Fully Converted
		Per Share Basis
	Three Months	Three Months
	Ended	Ended
	March 31, 2021	March 31, 2021 (1)
Net income	$545	$0.01
Interest expense (2)	487	0.01
Depletion and depreciation	3,213	0.04
Share-based compensation	972	0.01
Unrealized loss on commodity derivatives	583	0.01
Change in fair value of warrant liability	3,202	0.03
Income tax expense	459	-
Adjusted EBITDA	$9,461	$0.11
Interest expense (2)	(487)	(0.01)
Pro-forma Free Cash Flow	$8,974	$0.10

(1)	Per share information is presented on a fully converted basis and includes both the 46.8 million Class A common shares (inclusive of 0.6 million unvested restricted stock awards which receive DERs) and the 40.0 million Class C common shares that are outstanding as of March 31, 2021. As such, net income per fully converted share in this schedule is not comparable to loss per share of $0.03 for the period ended March 31, 2021 as shown on the Statement of Operations.
(2)	Interest expense includes amortization of deferred financing costs.

Calculation of cash available for dividends for the first quarter 2021 (in thousands):

Three Months Ended
March 31,
2021

Adjusted EBITDA	$9,461
Interest expense (2)	(487)
Net cash available for distribution	$8,974

Cash to be distributed to non-controlling interests	$4,000
Cash to be distributed to Falcon Minerals Corp.	$4,619

Dividends to be paid to Class A shareholders	$4,619

(2)	Interest expense includes amortization of deferred financing costs.

FALCON MINERALS CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended
	March 31,
	2021	2020

Production Data:
Oil (bbls)	181,553	253,528
Natural gas (boe)	141,568	144,835
Natural gas liquids (bbls)	47,308	70,474
Combined volumes (boe)	370,429	468,837
Average daily combined volume (boe/d)	4,116	5,152

Average sales prices:
Oil (bbls)	$56.69	$43.10
Natural gas (mcf)	$3.24	$1.94
Natural gas liquids (bbls)	$23.70	$14.05
Combined per boe	$38.24	$28.70

Average costs ($/boe):
Production and ad valorem taxes	$2.19	$1.82
Marketing and transportation expense	$1.06	$0.85
Cash general and administrative expense	$6.58	$4.96
Interest expense, net	$1.31	$1.45
Depletion	$8.60	$7.84

Falcon Minerals Contact:

Bryan C. Gunderson

Chief Financial Officer

bgunderson@falconminerals.com